EXHIBIT 99.31

John Houston Pope
Allen B. Roberts
Raymond T. Mak
EPSTEIN BECKER & GREEN, P.C.
250 Park Avenue
New York, New York 10177-1211
Phone: (212) 351-4500
Fax: (212) 878-8741
Attorneys for Plaintiffs

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

 EDCI HOLDINGS, INC., ENTERTAINMENT                        Case No. 09 Civ. 3880 (BSJ)
 DISTRIBUTION COMPANY, LLC, and
 and ENTERTAINMENT DISTRIBUTION
 COMPANY (USA) LLC,

                    Plaintiffs,

    -against-

MICHAEL W. KLINGER,

                    Defendant.

Plaintiffs, EDCI Holdings, Inc. (“EDCI”), Entertainment Distribution Company, LLC (“EDC LLC”), and Entertainment Distribution Company (USA) LLC (“EDC USA”), hereby allege as their Complaint against Defendant Michael W. Klinger (“Klinger”) as follows:

NATURE OF ACTION

     1.     This action arises under the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. § 1001, et seq., and the Declaratory Judgment Act, 28 U.S.C. §§ 2201-02.  It seeks relief in two forms: (1) a declaration of rights arising out of the termination of Defendant’s employment, over which a real and substantial controversy has arisen; and (2) recovery for losses occasioned by Defendant’s participation in breaches of fiduciary duty in the course of administering the Severance Pay Policy for

Entertainment Distribution Company (USA) LLC (the “Policy” or the “Plan”), an employee welfare benefits plan governed by ERISA.

JURISDICTION & VENUE

   2. This Court has jurisdiction over this action pursuant to 28 U.S.C. § 1331 because this is a civil action arising under the laws of the United States and pursuant to 29 U.S.C. § 1132(e)(1), which provides for jurisdiction over actions brought under Title I of ERISA. The Court additionally has jurisdiction pursuant to 28 U.S.C. § 1332, because this is a civil action between the citizens of different states with an amount in controversy exceeding $75,000, and pursuant to 28 U.S.C. § 1367 for any claims which lack an independent jurisdictional basis but which are related to the claims properly before this Court.

   3. This Court has personal jurisdiction over the Defendant, and venue is proper in this District, because the Plan is administered from this District and the breach took place in this District, and because 29 U.S.C. § 1132(e)(2) authorizes the bringing of an action of this type in the District where a plan is administered or where the breach took place, with authority for nationwide service of process to secure the attendance of Defendant in such a District.

PARTIES

4. EDCI is a Delaware corporation with its principal place of business in New York, New York.

5. EDC LLC is a Delaware Limited Liability Company with its principal place of business in New York, New York.
6. EDC USA is a Delaware Limited Liability Company with its principal place of business in New York, New York.

7. EDCI, indirectly through certain subsidiaries, owns 97.99% of the Limited Liability Company units of EDC LLC. EDC LLC is the sole member of EDC USA.
8. Klinger is, upon information and belief, a citizen of the State of Indiana. He was, until on or about April 14, 2009, an officer and employee of EDCI, EDC LLC and EDC USA.

FACTUAL ALLEGATIONS
Klinger’s Employment

9. EDCI is a holding company which, together with its wholly owned and controlled majority owned subsidiaries, is seeking to enhance stockholder value by pursuing acquisition opportunities while continuing to oversee its majority investment in EDC LLC, a business that provides CD and DVD replication and logistics services through its wholly-owned subsidiary EDC USA in the United States, and through certain other wholly-owned subsidiaries in Western Europe.

10. The market for EDC LLC’s products are in a secular decline.  As a result, EDC USA is engaged in restructurings that include facility closings and the lay-off of personnel. In this environment corporate executives knew that preservation of cash had paramount importance.

11. Klinger was appointed Executive Vice President and Chief Financial Officer (“CFO”) and Treasurer of EDCI commencing on September 19, 2008.  His responsibilities included acting as the most senior financial officer for all of EDCI’s wholly-owned and majority-owned subsidiaries, including EDC LLC and EDC USA.

      12. On October 3, 2008, EDCI and Klinger entered into a "Letter Agreement" (the "Agreement") confirming certain terms and conditions of Klinger's continued employment.
  A copy of the Agreement is annexed hereto as Exhibit 1 and incorporated by this reference thereto.

13. The Agreement provides that the termination of Klinger’s employment by EDCI without Cause, a defined term, or by Klinger with Good Reason, also a defined term, will entitle Klinger to contractual severance payments.  Conversely, termination with Cause and resignation without Good Reason leave Klinger without any entitlement to such payments.

14. On or about March 15, 2009, Robert L. Chapman, Jr. (“Chapman”), the Chief Executive Officer of EDCI and EDC LLC, discovered that Klinger had authorized – and legally bound EDC USA to – severance payments under the Plan contrary to its terms, a clear material violation of Klinger’s responsibilities as an executive of EDCI and its subsidiaries which caused EDC USA to incur an excess expenditure of approximately $176,000 (the “Double Severance Payments”).  (The details of Klinger’s misconduct are set forth infra paragraphs 25 to 26 and 33 to 36.)

15. EDCI investigated Klinger’s actions in connection with the unauthorized Double Severance Payments, to which he ultimately admitted his guilt in writing. Chapman informed Klinger that his conduct entitled EDCI to terminate Klinger’s employment for Cause and Klinger acknowledged that EDCI had sufficient grounds for termination of Klinger’s employment for Cause.

  16. On or about April 2, 2009, Chapman conducted a six month review of Klinger’s performance, in which Chapman discussed EDCI’s concern with the breach of trust involved in the Double Severance Payment, and identified other significant deficiencies in Klinger’s performance. During that review session, Chapman reiterated that EDCI had grounds for termination of Klinger’s employment for Cause.

  Klinger and EDCI thereafter began negotiations for a separation of his employment, and in connection with the negotiations, Klinger requested a mutual separation that would spare him from having his termination branded as one for Cause.

17. EDCI and Klinger reached agreement as to the key terms of a mutual separation on Thursday April 9, 2009.  A key element of  consideration that Klinger negotiated for in such agreement was EDCI’s waiver of its right to terminate Klinger for Cause as a result of the Double Severance Payments.

18. While EDCI believed the parties had reached a mutually satisfactory agreement concerning the termination of Klinger’s employment and was working with Klinger on final documentation thereof  through the weekend, on Monday, April 13, Klinger repudiated that solution before it could be consummated.  Instead, he sent a letter dated April 13, 2009, to EDCI’s Board of Directors in which he asserted his right to resign for Good Reason if certain changes were not made within thirty days.  His letter asserted, in substance, that EDCI was in material breach of the Agreement. Plaintiffs dispute that Klinger had Good Reason to resign and contest each of the assertions set forth in his April 13th letter as either invalid, baseless, spurious or immaterial – by Klinger’s own descriptions.

19. On that same date, April 13, 2009, EDCI issued to Klinger notice of termination of Klinger’s employment for Cause subject to the approval of the Board of Directors. Upon information and belief, Klinger received that notice on the morning of April 14th. The Board approved such termination on April 14, 2009.

     20. Klinger’s employment terminated as of April 14th.

Klinger’s Breach of Fiduciary Duty

21. EDC USA adopted the Plan on or about October 3, 2008. A copy of the Plan is annexed hereto as Exhibit 2 and incorporated by this reference thereto.

22. EDC USA is the administrator and named fiduciary of the Plan. Individual officers of EDC USA become fiduciaries when they actually exercise discretion under the Plan.
23. Klinger became a fiduciary under the Plan when he actually exercised discretion under the Plan, as described infra paragraphs 25 to 26.

24. The Plan provides severance benefits to employees who have lost their employment under certain circumstances.  An Eligible Employee may receive severance of “One (1) week of base pay for each complete year of service (based on most recent date of hire) as an Eligible Employee, up to a maximum of 10 weeks’ pay.” (Section 5.1, emphasis added).

25. In or about December 2008, Klinger joined with and participated in a breach of fiduciary duty committed by the then-President of EDC USA to bind EDC USA to the payment of additional severance for certain employees operating out of EDC USA’s North Carolina manufacturing facility, conferring a total of twenty weeks of severance on those employees, rather than the ten week maximum authorized by the Plan. While the then-President identified only eight employees for this illegal enhanced benefit, Klinger, on his own, added another four employees.  Klinger later confessed to the misconduct and his responsibility for it, saying that he felt he “had the authority to make that decision” on his own.  His actions and statements constitute acknowledged fiduciary status under the Plan.

26. On January 8, 2009, Klinger signed and requested delivery of letters that bound EDC USA to the payment of the illegally enhanced severance for those twelve employees.

COUNT I

Declaratory Judgment

27. Plaintiffs repeat and incorporate the allegations set forth in the foregoing paragraphs as if fully set forth herein.

28. A real and substantial controversy exists between the parties concerning the meaning of the Agreement and the rights of Plaintiffs thereunder.

29. Plaintiffs are left with uncertainty about the status of their rights with respect to Klinger and need the assistance of the Court to settle the controversy between the parties. If Plaintiffs are correct, that Klinger committed acts that constitute Cause for termination, Klinger is entitled to no severance payments; if Klinger is correct, that he validly tendered his resignation for Good Reason and was not subject to termination for Cause, he may be entitled to substantial severance payments.  Alternatively, if Klinger offered his resignation for reasons not constituting Good Reason under the Agreement and Plaintiffs did not otherwise have Cause, Plaintiffs have grounds to terminate Klinger for Cause as a result of his resignation other than for Good Reason.

30. Accordingly, Plaintiffs seek a declaration of rights under the Agreement specifying that the circumstances of the termination of Klinger’s employment constitute Cause under the Agreement and, in the alternative, that Klinger resigned without Good Reason, as a result of which Plaintiffs may terminate Klinger for Cause.

COUNT II

Breach of Fiduciary Duty

31. Plaintiffs repeat and incorporate the allegations sent forth in the foregoing paragraphs as if fully set forth herein.

32. Under ERISA § 404(a)(1)(D), a fiduciary must discharge his duties in accordance with the documents and instruments governing a plan.

33. Payment of benefits to participants in excess of an express maximum specified by a plan constitutes a breach of fiduciary duty.

34. Klinger authorized, participated in, and executed binding agreements providing for the payment of benefits in excess of the express maximum specified in the Plan to twelve employees.

35. As a result of Klinger’s actions, EDC USA became bound to pay, and paid, severance in the aggregate of approximately $176,000 in excess of the maximum authorized for those employees under the Plan.

36. EDC USA has no practical remedy to recover the overpayments to which Klinger legally bound EDC USA.  Participants under the Plan will be required to execute a release of claims in exchange for the benefits they receive.  Any attempt to undo the committed overpayments authorized by Klinger, by trying to renegotiate those overpayments with the participants, could result in litigation against EDC USA and jeopardize the ability to obtain the releases and expose EDC USA to excessive risk.

37. EDC USA funds benefits for the Plan from its general assets.  EDC USA suffered the loss that Klinger’s breach of fiduciary duty caused and is entitled to recovery of that loss as appropriate relief under ERISA § 502(a)(2).

PRAYER FOR RELIEF

WHEREFORE, Plaintiffs demand judgment against Defendant on each Count of the Complaint and the following relief:

A. A declaration of rights under the Agreement specifying that the circumstances of the termination of Klinger’s employment constitute Cause under the Agreement and, in the alternative, that Klinger resigned without Good Reason, as a result of which Plaintiffs may terminate Klinger for Cause.

B. Recovery for the loss occasioned by the breach of fiduciary duty perpetrated by Defendant in an amount to be determined at trial.

C. The expenses and costs involved in the prosecution of this action, including attorney’s fees under 29 U.S.C. § 1132(g)(1).

D. Such other, further relief as the Court deems appropriate.

Dated: New York, New York                                                                   Respectfully submitted,
April 17, 2009

EPSTEIN BECKER & GREEN, P.C.

                                                                By:
                                                                             John Houston Pope
                                                                                Allen B. Roberts
                                                                                Raymond T. Mak
                                                                          250 Park Avenue
                                                                                    New York, New York 10177-1211
                                                                                 Phone: (212) 351-4500
                                                                            Fax: (212) 878-8741
                                                                                  Attorneys for Plaintiffs

EXHIBIT 1

October 3, 2008

Mr. Michael W. Klinger
22420 Crooked Creek Road
Cicero, IN  46034

Dear Mike,

This letter confirms certain terms and conditions of your continued employment in consideration of your new title and duties effective September 19, 2008, in the position of Executive Vice President and Chief Financial Officer and Treasurer of EDCI Holdings, Inc. (The “Company”) and supersedes any prior offer letter or other agreement regarding your employment by the Company or any of its subsidiaries. This position is located in or near Fishers, Indiana and reports directly to the Chief Executive Officer and/or Chairman of the Board of Directors of the Company.  You are responsible for financial planning and analysis, accounting, SEC reporting and matters related to treasury, tax, information technology, risk management, procurement, payroll and investor relations, as well as such duties and services as normally are associated with such position, which may be assigned to you from time to time.

Your base compensation will be $20,800 per month (the “Base Salary”), which shall be paid in bi-weekly installments in accordance with the Company’s normal payroll practices.  Your Base Salary and performance will be reviewed after your initial six months in this position and thereafter on an annual basis each year.  Your Base Salary may be increased (but not decreased) in the manner determined by the Company in consultation with the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board.

You will be eligible to participate in the Company’s bonus plans or programs as shall be established by the Board upon recommendations from management of the Company from time to time for senior executives of the Company.  In addition, you will be eligible to receive discretionary bonus awards as the Board may determine in its sole discretion from time to time.

During the term of your employment, you will be entitled to four (4) weeks of vacation in each calendar year at such times as shall be mutually convenient to you and the Company.  Your vacation will be prorated for each partial calendar year during the term of your employment.

During the term of your employment, you will receive a monthly car allowance of $400, which will cover local driving and parking expenses incurred in connection with the performance of your duties hereunder.

During the term of your employment, you may participate in all retirement plans, life, medical/dental insurance plans and disability insurance plans of the Company, as in effect from time to time, to the extent that you qualify under the eligibility requirements of each plan or program.  Details of our current benefits plan have previously been provided to you.

You will continue to be entitled to a “stay bonus”, previously provided in your letter agreement dated November 26, 2007, of $60,000 payable in a lump sum if you remain employed by the Company through October 31, 2008 or, in the event a Change in Control (as defined below) occurs prior to October 31, 2008, you remain employed by the Company or any successor to the Company following a Change in Control, through the 90 day anniversary of any such Change in Control.  If earned, the Company will pay you the stay bonus within two days after October 31, 2008 or two days after the 90 day anniversary of a Change in Control, as applicable.

In the event your employment is terminated by the Company without Cause (as defined below) or by you with Good Reason (as defined below), the Company will pay you, subject to the limitations set forth below, a lump sum severance payment equal to the amount of your Base Salary in effect on such termination date multiplied by 12.   You also shall be entitled to receive the sum of (1) your accrued but unpaid Base Salary through the date of such termination, plus (2) your accrued but unpaid vacation pay through such date of termination, plus (3) if you are then participating in the Company’s annual bonus plan, a pro-rated annual bonus for the bonus year in which you are terminated, which shall be calculated and paid in accordance with the Company’s normal practices at the end of such bonus year,  provided  that you have been employed by the Company for at least six months of such bonus year, plus (4) any other compensation payments or benefits which have accrued and are payable in connection with such termination. In addition, the Company shall continue to provide medical and dental benefits to you and your dependents for a period of 12 months following such date of termination at the same levels of coverage and in the same manner as such benefits are available to you and your dependents immediately prior to such Change in Control.  Your right to continue medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1995 (“COBRA”) shall begin after the expiration of the one-year period described in the foregoing sentence.

If a Change in Control (as defined below) occurs and if your employment is terminated within six months after such Change in Control for any reason other than Cause (as defined below), the Company shall pay you, within 10 days after such termination, in cash or equivalent, a lump sum severance benefit equal to your Base Salary in effect on such termination date multiplied by 12.  You also shall be entitled to receive the sum of (1) your accrued but unpaid Base Salary through the date of such termination, plus (2) your accrued but unpaid vacation pay through such date of termination, plus (3) if you are then participating in the Company’s annual bonus plan, a pro-rated annual bonus for the bonus year in which you are terminated, which shall be calculated and paid in accordance with the Company’s normal practices at the end of such bonus year,  provided  that you have been employed by the Company for at least six months of such bonus year, plus (4) any other compensation payments or benefits which have accrued and are payable in connection with such termination.  In addition, the Company shall continue to provide medical and dental benefits to you and your dependents for a period of 12 months following such date of termination at the same levels of coverage and in the same manner as such benefits are available to you and your dependents immediately prior to such Change in Control.  Your right to continue medical and dental coverage under COBRA shall begin after the expiration of the one-year period described in the foregoing sentence.

Notwithstanding the foregoing, if any benefit or amount payable to you under this letter on account of your termination of employment constitutes “nonqualified deferred compensation” (“Deferred Compensation”) within the meaning of Section 409A of the Internal Revenue Code (“409A”), payment of such Deferred Compensation shall commence when you incur a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (“Separation from Service”).  However, if you are a “specified employee” within the meaning of 409A at the time of your Separation from Service, any Deferred Compensation payable to you under this letter on account of your termination of employment shall be delayed until the first day of the seventh month following your Separation from Service (the “409A Suspension Period”).  Within 14 calendar days after the end of the 409A Suspension Period, the Company shall pay to you a lump sum payment in cash equal to any payments (including interest on any such payments, at an interest rate of not less than the average prime interest rate, as published in the Wall Street Journal, over the 409A Suspension Period) that the Company would otherwise have been required to provide under this letter but for the imposition of the 409A Suspension Period.  Thereafter, you shall receive any remaining payments due under this letter in accordance with its terms as if there had not been any suspension period beforehand.

For purposes of this letter agreement:

(1)           “Cause” means (1) your resignation, except for Good Reason, from the office of Chief Financial Officer of the Company; (2) dishonesty or fraud on the part of the employee which is intended to result in the employee’s substantial personal enrichment at the expense of the Company or its affiliates; (3) a material violation of the employee’s responsibilities as an executive of the Company or its subsidiaries which is willful and deliberate; or (4) the conviction (after the exhaustion of all appeals) of the employee of a felony involving moral turpitude or the entry of a plea of nolo contendere for such a felony;  provided , that in no event shall “Cause” include (i) any personal or policy disagreement between the employee and the Company or any member of the board of directors of the Company or (ii) any action taken by the employee in connection with the employee’s duties if the employee acted in good faith and in a manner the employee reasonably believed to be in the best interest of the Company and had no reasonable cause to believe the employee’s conduct was unlawful.

(2)           “Change in Control” means any of the following: (a) the acquisition, directly or indirectly after the date of this letter agreement, in one or a series of transactions, of 25% or more of the Company’s common stock by any “person” as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; (b) the consummation of a merger, consolidation, share exchange or similar transaction of the Company with any other corporation, entity or group, as a result of which the holders of the voting capital stock of the Company immediately prior to such merger, consolidation, share exchange or similar transaction, as a group, would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (c) the consummation of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of all or substantially all of the assets of the Company; or (d) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or pursuant to a negotiated settlement with any such Person to avoid the threat of any such contest or solicitation.  Notwithstanding the above, in no event shall the liquidation of the Company or declaration or payment by the Company of a material dividend be deemed to constitute a Change in Control.

(3)           “Good Reason” means the occurrence of any of the following events provided you (A) notify the Board in writing within 90 days following the initial occurrence of the events that are alleged to constitute good reason and specifying the events that are alleged to constitute good reason and (B) terminate your employment within 90 days of the date of your notice if the Company does not cure said events within 30 days after the date of your notice: (i) any material breach by the Company of the terms of this letter agreement or any material diminution by the Company of your authority, duties or responsibilities with the Company as specified in the first paragraph of this letter agreement; (ii) any relocation of your principal office to a location which is more than 25 miles from the Company’s Fishers, Indiana facility; or (iii) any request by the Company for you to report to someone other than the Company’s Chief Executive Officer or the Chairman of the Company’s Board of Directors, except where such request is specifically approved by you.

No representation, promise or inducement has been made by the Company or you that is not embodied in this letter agreement.

This letter agreement may not be modified or amended in any way unless in writing signed by each of the parties hereto.

Please confirm the terms and conditions set forth herein by countersigning this letter in the space provided below.

Sincerely,

/s/ Clarke Bailey

Clarke Bailey
Chairman of the Board

Accepted by:	/s/ Michael W. Klinger	Date: October 3, 2008
Michael W. Klinger

EXHIBIT 2